SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: March 22, 2000


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant
-----------------------------------------

      On March 22, 2000, the Merger between New England Electric System (NEES) and The National Grid Group plc (National Grid) was completed, with NEES becoming an indirect wholly owned subsidiary of National Grid. The final sale price for the merger is $3.2 billion. Each common share of NEES issued and outstanding immediately prior to the Merger was converted into the right to receive a cash payment of $54.207032. National Grid financed the acquisition through a combination of bank borrowings and internal cash sources.


Item 7.  Financial Statements and Exhibits
------------------------------------------

  (c) Exhibits

      1.        Agreement and Plan of Merger dated as of December
                11, 1998, by and among New England Electric
                System, NGG Holdings LLC (formerly Iosta LLC), and
                The National Grid Group plc. (Incorporated by reference to Exhibit 10(kk), NEES Form 10-K for fiscal year ended December 31, 1998, File No. 1-3446).

      2. Press Release of New England Electric System issued March 22, 2000.

                            SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                              s/John G. Cochrane

                              By
                                John G. Cochrane,
                                Vice President and Treasurer
                                Authorized Officer, and
                                Chief Accounting Officer

Date: March 22, 2000



The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.